                                                      Three months ended                         Nine months ended
                                                         December 31,                              December 31,
                                                    1996               1995                   1996               1995
                                              ---------------    ---------------        ---------------    ---------------
Net income as reported. . . . . . . . . . .         $588,000           $466,000             $1,845,000         $1,389,000
                                              ===============    ===============        ===============    ===============

PRIMARY:
  Common and common equivalent shares
    outstanding:
      Weighted average number of common
        shares outstanding. . . . . . . . .        3,114,376          3,096,035              3,106,791          3,082,244
      Common stock equivalents from options
        computed on the treasury-stock method
        using the average fair market value
        of common stock during the period .          187,564            143,832                157,811            156,200
                                              ---------------    ---------------        ---------------    ---------------
      Shares used in the computation. . . .        3,301,940          3,239,867              3,264,602          3,238,444
                                              ===============    ================       ===============    ===============

Primary net income per share. . . . . . . .          $0.18               $0.14                 $0.57              $0.43
                                              ===============    ================       ===============    ===============


FULLY DILUTED:
  Common and common equivalent shares
    outstanding:
      Weighted average number of common
        shares outstanding. . . . . . . . .        3,114,376          3,096,035              3,106,791          3,082,244
      Common stock equivalents from options
        computed on the treasury-stock method
        using the higher of the average fair
        market value of common stock during
        the period or at the end of the
        period. . . . . . . . . . . . . . .          198,023            143,832                167,558            159,763
                                              ---------------    ---------------        ---------------    ---------------
      Shares used in the computation. . . .        3,312,399          3,239,867              3,274,349          3,242,017
                                              ===============    ================       ===============    ===============

  Fully diluted net income per share. . . .          $0.18              $0.14                  $0.56              $0.43
                                              ===============    ================       ===============    ===============